AGREEMENT

This "Agreement" replaces the "Agreement" between eConnect
Incorporated and Warp Drive Incorporated dated December 20, 1999, which was duly signed by all parties on December 22, 1999

This Agreement is made as of the 29th of December, 1999, ("The Effective Date") by eMarkit Incorporated, (a Nevada Corporation) with resident address at 1905 S. Eastern Avenue, Las Vegas, Nevada 89104, maintaining its mailing address at 6339 E. Greenway Road, # 102-215 hereinafter known as eMarkit and Mr. Tom Hughes, individually, collectively known and on behalf of, eConnect, Incorporated with address at 2500 Via Cabrillo, San Pedro, CA, hereinafter known as eConnect.

1. That eConnect, and eMarkit, Incorporated do hereby agree to a joint venture, whereby eConnect agrees to purchase on a "stock for stock" basis, 50% of a corporation to be formed by eMarkit, that name being; eConnect2Trade.com, Incorporated, herein known as ET. EConnect acknowledges that eMarkit is in the process of incorporating ET, currently owns 100% of ET and is in the process of reserving the Internet "domain name" of econnect2trade.com. Upon signing of this agreement of eConnect agrees to issue one million (1,000,000) "free-trading" shares of eConnect stock to eMarkit and 2,000,000 warrants to eMarkit to purchase 2,000,000 "free-trading" shares of eConnect stock at an exercise price of $1.00 per share. The expiration date of the warrants shall be December 31, 2000. eConnect shall deliver the stock and warrants as follows: 300,000 shares and 300,000 warrants no later than January 20th, 2000. Upon signing this agreement, eConnect shall send proof of documentation that the transfer agent has received instructions to issue the stock to eMarkit. This documentation shall be sent via fax to eMarkit no later than the following business day. EMarkit's fax number is, (480) 368-8708 and/or
(818) 991-9905 (California branch office). The next issuance of 200,000 shares and 200,000 warrants will be delivered when Beta testing begins and 500,000 shares and 500,000 warrants will be delivered when Beta testing is complete but no later than March 20,0000.

1.1 That the business of ET shall be the marketing and sales of eConnect "same-as-cash" transactions to the securities industry via any medium, but initially via the internet using an ATM pin pad.

1.2 eConnect shall pay all expenses, provide all funding, software and hardware to implement the ET Beta testing and finalize the operational system.

1.3 The long term goal of ET shall be to, for a fee, act as a financial interface between securities broker/dealers and their clients who are transacting currencies via PERFECT transactions using bank host processing centers that are authorizing such transactions.

1.4 Examples of ET services are establishing the eConnect2Trade button on Internet sites of securities firms; routing commerce PERFECT orders to either Internet or non-Internet securities firms and their clients, whereby such transactions are originating from land based terminals such as ePin, eConnect EzyDepot, or wireless terminal such as the eConnect "PocketPay".

1.5  eMarkit's consideration and duties will be as follows:

A. Provide the financial contacts and resources to implement the business of ET as outlined in this agreement.

B. eMarkit shall operate, maintain and provide the personnel for the corporate offices of ET.

C. EMarkit will provide a clearinghouse or houses and or a brokerage firm or brokerage firms for the beta testing of the "same as cash" transactions as outlined in this agreement.

D.  EMarkit will contract to develop the ET web site.

E. EMarkit will market, advertise, sell and or license eConnect's "same as cash" technology to the financial industry on a best efforts basis.

F. EMarkit, via ET, shall be the primary conduit between the financial community and eConnect.

G. EMarkit is relying on eConnect's issuance of eConnect stock to ET to implement all of the above.

H. In essence, eConnect is providing the financial resources and technology for eMarkit to market, advertise, administrate, operate, sell and/or license eConnect's technology to the financial community via eMarkit's corporation and web site, known as, eConnect2Trade.com, Incorporated and www.econnect2trade.com, by which eMarkit will issue 50% of ET to eConnect for this joint venture as outlined in this agreement.

2. The PERFECT orders to financial firms shall be processed via eConnect's bank host. eConnect will not charge a fee to ET to process the transactions, ET will pay the bank the host bank charges.

2.1 The settlement bank shall deduct the ET fee at the moment of the transaction. The fee shall then be placed in the ET bank account. The amount remaining after the bank host processing costs have been deducted/paid is to be known as "Net Transaction
Receipts".

2.2 From these Net Transaction Receipts, eConnect shall receive 25% of these "Receipts" as repayment of the capital funding to implement the ET system. Once the initial capital funding to implement the system is satisfied, eConnect shall no longer receive 25% of the Net Transaction Receipts. The capital funding does not include the fair market value of the eConnect stock to purchase 50% of ET.

3. eConnect, and eMarkit shall equally share in the net profits generated from ET. These profits shall be determined after sales costs, marketing costs, administrative costs, general office costs, overhead costs, consulting fees, legal fees, and applicable taxes that will be deducted from the Net Transaction Receipts.

4. ET agrees that all transactions shall be processed by eConnect via eConnect's bank host. In turn eConnect shall grant exclusive
International rights to ET to market and sell eConnect's system to the securities industry.

5. 10,000,000 shares of stock will be authorized by ET. Initial issuance of stock shall be: 1,000,000 shares to eConnect and 1,000,000 shares to eMarkit. EConnect shall retain a Board seat. EMarkit shall appoint Officers and Directors. Management control shall remain with eMarkit.

6. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but of which together shall constitute one and the same instrument. A faxed signature shall be acceptable as an original legal signature.

7. This Agreement shall be binding and replaces the agreement signed on December 16, 1999 and December 22, 1999.

8.  The laws of the State of Nevada shall govern this agreement.

9. Indemnification. Each party shall hold the other party harmless from and against, and shall indemnify the other party for, any liability, loss and costs, and expenses or damages however caused by reason of any injury (whether to body, property, personal or business character, or reputation) sustained by any person or to any person or property by reason of any act of neglect, default or omission of it or any of its agents, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.

10. Authorization. Contractor and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

11. No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of eConnect and eMarkit or violate, or be in conflict with or constitute a default under, any agreement or commitment to which eConnect or eMarkit is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court of government authority.

12. Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court of governmental or other regulatory or administrative agency or commission pending or to the best knowledge of eConnect threatened against or involving eConnect, or which questions or challenges the validity of this Agreement and its subject matter;
and eConnect does not know or have any reason to know if any valid basis for any such actions, proceeding or investigation exists.

13. Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state or local.

14. eMarkit's reliance. eMarkit has and will rely upon the documents, instruments and written information furnished to eMarkit by the eConnect's officers or designated employees and:

15. eConnect Material. All representations and statements provided about eConnect are true, complete and accurate. EConnect agrees to indemnify, hold harmless, defend eMarkit and ET, its officers, directors, agents, consultants and employees at eConnect's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material written information supplied to eMarkit and ET; and

16. eConnect Client and Other Material. All representations and statements provided, other than about eConnect, are to the best of its knowledge true, complete and accurate.

17. Confidentiality. eMarkit, ET and eConnect each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. EMarkit, ET and eConnect shall each require their employees, agents, affiliates, subcontractors, other licenses, and other who will properly have access to the information through eMarkit, ET and eConnect respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.

18. Waiver of Compliance. Any failure of eMarkit on the one hand, or eConnect on the other, to comply with any obligation, agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

19. Other Business Opportunities. Except as expressly provided in this Agreement, eConnect and eMarkit shall have the right to independently engage in and receive full benefits from other business activities.

20. Compliance with Regulatory Agencies. Each party represents to the other party that all actions, direct or indirect, taken by it and its respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall confirm to all applicable Federal and State securities laws.

21. Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change their address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt;
mailed notices shall be deemed communicated as of three (3) days after mailing.

22. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by eConnect without the prior written consent of eMarkit and ET, except by operation of law.

23. Publicity. Neither eConnect nor eMarkit nor ET shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.

24. Entire Agreement. This Agreement, including any Exhibits hereto, and any other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

25. Relationships of the Parties. Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, or to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create, any commercial nor other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be severable and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees, from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties. Each party shall be responsible for the acts of its agents, consultants and affiliates.

IN WITNESS WEHREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

By: /s/  Robert Bragg                    By: /s/  Thomas S. Hughes
Robert Bragg, President                  Thomas S. Hughes, Chairman and CEO
eMarkit, Incorporated                    eConnect
Date:  December 22, 1999                 Date:  December 22, 1999